EXHIBIT 10.17

THIS SECURITY HAS NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE MAKER.

DECEMBER 31, 2010 PROMISSORY DEMAND NOTE

DUE ON DEMAND: US $50,000, plus interest

FOR VALUE RECEIVED, Phyhealth Corporation, a Delaware corporation (the "Maker"), promises to pay on demand, to the order of Physicians Healthcare Management Group, Inc., a Nevada corporation ("Holder"), both having a place of business at 700 S. Royal Poinciana Blvd., Suite 506, Miami, FL 33166, the sum of $50,000, plus interest at 4.25% per annum, in consideration of advances made by Maker to Holder.

1. Payments. Payments must be made in US Dollars, by check or wire transfer. Payments shall be considered made on the date upon which the Holder receives the payment. If payment is made by check and the check is returned by the bank, or otherwise does not clear, then payment will not be considered to have been made, regardless of date the check was received. Payment shall be upon demand of the Holder.

2. Default

a. The following shall constitute "Events of Default" under this Note:

i.  The Maker fails to make any payment required by this Note within 7 days of demand.

ii.  The Maker becomes insolvent or unable to pay his debts as they mature or makes an assignment for the benefit of creditors, or any proceeding is instituted by or against the Maker alleging that the Maker is insolvent or unable to pay its debts as they mature, and any such proceeding, if involuntary, is not dismissed or stayed on appeal or otherwise within 30 days.

b. Upon the occurrence of an Event of Default the entire unpaid principal amount of this Note shall at once become due and payable without requiring notice by the Holder; and the outstanding principal balance of this Note shall thereafter bear interest at a rate per annum equal to 12% per annum.

3. This Note shall be governed and construed in accordance with the laws of the State of Florida, without regard to conflict of laws principles thereof. The Maker hereby consents to the jurisdiction of the courts located in Broward County, Florida, as the exclusive forum to resolve any disputes arising out of this Note. The Maker hereby waives any objection it may have to the jurisdiction of such courts or the laying of venue in such counties.

4.  The Maker agrees to pay or reimburse the Holder and any other holder hereof of all costs and expenses of enforcing, and preserving its rights under this Note or any guarantee, document or instrument executed in the connection herewith (including reasonable attorneys' fees and costs and reasonable time charges of attorneys who may be employees of the Holder, whether in or out of court, in original or appellate proceedings or in bankruptcy.)

5.  The failure or delay by the Holder of this Note in exercising any of his rights hereunder in any instance shall not constitute a waiver thereof in that or any other instance. The Holder of this Note may not waive any of its rights, except in an instrument in writing signed by the Holder.

This Note may not be amended except in a writing signed by the Maker and the Holder.

Phyhealth Corporation
By:
Robert L Trinka. CEO